Exhibit 21

Subsidiaries of the Company

Name	State or other jurisdiction of incorporation

FQ NS Six Holding LLC	Delaware

I-295 NS Eight Holding LLC	Delaware

NewStar Business Credit LLC	Delaware

NewStar Business Funding 2010-1 LLC	Delaware

NewStar Business Funding 2012-1 LLC	Delaware

NewStar ArcTurus CLO I Ltd.	Cayman Islands

NewStar Asset Management LLC	Delaware

NewStar Commercial Loan Funding 2012-1 LLC	Delaware

NewStar Commercial Loan Funding 2012-2 LLC	Delaware

NewStar Commercial Loan Funding 2013-1 LLC	Delaware

NewStar Commercial Loan Funding 2014-1 LLC	Delaware

NewStar Commercial Loan Trust 2007-1	Delaware

NewStar Concentration LLC	Delaware

NewStar CP Funding, LLC	Delaware

NewStar CRE Finance I LLC	Delaware

NewStar Equipment Finance I, LLC	Delaware

NewStar Equipment Finance, LLC	Delaware

NewStar Loan Funding, LLC	Delaware

NewStar Securities Corporation, Inc (f/k/a NewStar Repo Funding, Inc.)	Massachusetts

NS Commercial Lease Funding I LLC	Delaware

NewStar TRS I LLC	Delaware

NewStar Bond Funding I LLC	Delaware

NewStar Bond Funding II LLC	Delaware

NewStar Commercial Loan Depositor 2012-1 LLC	Delaware

NewStar Commercial Loan Depositor 2013-1 LLC	Delaware

NewStar Commercial Loan Depositor 2014-1 LLC	Delaware

NewStar Commercial Loan Originator I LLC	Delaware